Exhibit 99.1

AMENDMENT NO. 1 TO

JOINT FILING AGREEMENT

WHEREAS, Balch Hill Partners, L.P., Balch Hill Capital, LLC, Simon Michael, Potomac Capital Partners, L.P., Potomac Capital Management, L.L.C., Potomac Capital Partners II, L.P., Potomac Capital Management II, L.L.C., Potomac Capital Partners III, L.P., Potomac Capital Management III, L.L.C., Paul J. Solit, and Eric Singer entered into a Joint Filing Agreement on January 25, 2013 (the “Agreement”);

WHEREAS, on February 8, 2013, each of Martin Colombatto, Adam Leventhal, Clark Masters, Mark Schwartz, Dilip Singh and Bernard Xavier entered into a joinder agreement to the Agreement, pursuant to which each of Messrs. Colombatto, Leventhal, Masters, Schwartz, Singh and Xavier agreed to be bound by the terms and conditions set forth therein; and

WHEREAS, each of Martin Colombatto, Mark Schwartz, Dilip Singh and Bernard Xavier now wishes to be removed as a party to the Agreement.

NOW, IT IS AGREED, this 13th day of May 2013 by the parties hereto:

1.           Each of Martin Colombatto, Mark Schwartz, Dilip Singh and Bernard Xavier is hereby removed as a party to the Agreement and his respective obligations under the Agreement are hereby terminated.

2.           Each of the remaining parties to the Agreement shall continue to be bound by the terms of the Agreement, the terms of which are incorporated herein and made a part hereof.

3.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[signature page on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the day and year first above written.

BALCH HILL PARTNERS, L.P.

By:	Balch Hill Capital, LLC General Partner

By:	/s/ Simon J. Michael
	Name:	Simon J. Michael
	Title:	Manager

BALCH HILL CAPITAL, LLC

By:	/s/ Simon J. Michael
	Name:	Simon J. Michael
	Title:	Manager

/s/ Simon J. Michael
SIMON J. MICHAEL Individually and as attorney-in-fact for Adam Leventhal and Clark Masters

POTOMAC CAPITAL PARTNERS L.P.

By:	Potomac Capital Management, L.L.C.
General Partner

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Managing Member

POTOMAC CAPITAL MANAGEMENT, L.L.C.

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Managing Member

POTOMAC CAPITAL PARTNERS II, L.P.

By:	Potomac Capital Management II, L.L.C.
General Partner

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Co-Managing Member

POTOMAC CAPITAL MANAGEMENT II, L.L.C.

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Co-Managing Member

POTOMAC CAPITAL PARTNERS III, L.P.

By:	Potomac Capital Management III, L.L.C.
General Partner

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Co-Managing Member

POTOMAC CAPITAL MANAGEMENT III, L.L.C.

By:	/s/ Paul J. Solit
Name:	Paul J. Solit
Title:	Co-Managing Member

/s/ Paul J. Solit
PAUL J. SOLIT

/s/ Eric Singer
ERIC SINGER